EXHIBIT (23.2)

               Consent of independent certified public accountants



                       INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement of Imagex Services, Inc. on Form S~8 of our report dated May 17, 1996 (which expresses an unqualified opinion and includes an explanatoty paragraph relating to the Company's ability to continue as a going concern) appearing in the Annual Report on Form 1O-KSB of Imagex Services, Inc. for the year ended December 31, 1995.


                                  /s/ Disanto Bertoline & Company, P.C.

Glastonhury, Connecticut
June 10, 1996